                                  EXHIBIT - 21

SUBSIDIARIES OF REGISTRANT                           STATE OF INCORPORATION
--------------------------                           ----------------------
North Fork Bank                                               New York
Superior Savings of New England                               Connecticut
Compass Investment Services Corp                              New York
Amivest Corporation                                           Delaware
North Fork Capital Trust I                                    New York
North Fork Capital Trust II                                   New York
Reliance Capital Trust I                                      New York

SUBSIDIARIES OF NORTH FORK BANK

NFB Properties, Inc.                                          New York
Home Fed Realty Corporation                                   Connecticut
NFB Funding Inc.  New Jersey
First Settlers Corporation                                    New York
NFB Development Corp                                          New York
Cutchco Corp                                                  New York
Clare Elm Corp    New York
Compass Food Service Corp                                     New York
Auto Group Services Corp                                      New York
All Points Capital Corp                                       New York
NFB Funding Inc.                                              New Jersey
NFB Holding Corp                                              New York
CBMC Inc.                                                     New York
Reliance Preferred Funding Corp.                              Delaware
Grandcet Realty Corp                                          New York
Litneck Realty Corp                                           New York
Before Real Estate Inc.                                       New York
Afta Real Estate Inc.                                         New York
Forty Second & Park Corp                                      New York
Lefmet Corp                                                   New York
Concerned Management Corp                                     New York
Jas-Cove Realty Corp                                          New York
Avre Realty Corp                                              New York
D&D Associates                                                New York
Parkway Associates                                            New York
Elmback Associates                                            New York